As filed with the Securities and Exchange Commission on July 28, 2006

Registration No. 333-135474

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
Under

THE SECURITIES ACT OF 1933

AXT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3031310
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4281 Technology Drive

Fremont, California  94538

(510) 683-5900

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Philip C.S. Yin
Chief Executive Officer
AXT, INC.
4281 Technology Drive

Fremont, California  94538

(510) 683-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

WILSON W. CHEUNG	SALLY J. RAU, ESQ.
Chief Financial Officer and Corporate Secretary	DLA Piper Rudnick Gray Cary US LLP
AXT, Inc.	2000 University Avenue
4281 Technology Drive	East Palo Alto, CA 94303-2248
Fremont, California 94538	(650) 833-2000
(510) 683-5900

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.001 par value (3)	$25,000,000	$2,675.00	(4)

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of common stock of the registrant as may hereafter be effected without the receipt of consideration which results in an increase in the number of outstanding shares of registrant's common stock offered or issued in connection with the securities registered for sale hereby by reason of any stock splits, stock dividends, recapitalizations or other capital adjustments.

(2)	Calculated pursuant to Rule 457(o) of the Securities Act.
(3)	Each share of common stock registered in this offering also includes a preferred stock purchase right under the Registrant’s Stockholder Rights Plan.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2006

PROSPECTUS

$25,000,000

AXT, INC.

COMMON STOCK

We may offer and sell shares of our common stock from time to time under this prospectus, up to an aggregate offering price of $25,000,000. We will describe in a prospectus supplement the specific terms of each such offering.

We may offer these securities in amounts, at prices and on terms determined at the time of the offering.  We will provide specific terms of this offering in supplements to this prospectus.  We may sell the securities directly to you, through agents we select, or to or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Our common stock trades on the NASDAQ Global Market under the symbol “AXTI.” On July 26, 2006, the closing price for our common stock, as reported on the NASDAQ Global Market, was $3.03 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 3, WHICH REFERS YOU TO THE SECTIONS ENTITLED “RISK FACTORS” CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, AS WELL AS ANY AMENDMENTS THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                      , 2006.

ABOUT THIS PROSPECTUS

Overview

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock with a total value of up to $25,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

This prospectus provides you with a general description of the common stock we may offer. Each time we sell our common stock pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Incorporation of Certain Information by Reference.” This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s public reading room referred to under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy our common stock, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy our common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or common stock is sold on a later date.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 3, the information incorporated by reference, including our consolidated financial statements, the exhibits to the registration statement of which this prospectus is a part and any applicable prospectus supplement.

Throughout this prospectus, references to “AXT,” the “Company,” “we,” “us,” and “our” refer to AXT, Inc., and its consolidated subsidiaries, where applicable.

AXT, Inc.

We design, develop, manufacture and distribute high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge). Our substrate products are used primarily in lighting display applications, wireless communications, and fiber optic communications. We believe our vertical gradient freeze, or VGF, technique for manufacturing semiconductor substrates provides significant benefits over other methods and has enabled us to become a leading manufacturer of these substrates. We pioneered the commercial use of VGF technology to manufacture GaAs substrates and subsequently used VGF technology to manufacture substrates from InP and Ge. Some of our competitors have developed their own versions of VGF technology. Customers for our substrates include Avago Technologies, Continental Metals, IQE, Kor Ning Do Ri Fang, MBE Technology, Osram Opto Semiconductors, Picogiga International, Sumika Epi Solution Co., Visual Photonics Epitoxy Co., and Xiamen Shanan Semiconductor. Over the past four years, we have implemented an initiative to reduce the cost of manufacturing our substrates by moving our manufacturing operations to China, which is now complete, and by investing in sources of low cost raw materials.

We also manufacture and sell raw materials related to our substrate business through five joint ventures located in China. These joint ventures produce products including 99.99% pure gallium (4N Ga), high purity gallium, arsenic, germanium, germanium dioxide, paralytic boron nitride (pBN) crucibles, and boron oxide. AXT’s ownership interest in these entities ranges from 25 percent to 83 percent. We consolidate the three joint ventures in which we own a majority interest and employ equity accounting for the two joint ventures in which we have a 25 percent interest. We purchase a portion of the materials produced by these ventures for our use and they offer the remainder of their production to third parties.

In 2005, we made a number of important changes to our management team. Philip C.S. Yin, Ph.D., joined the Company in March 2005 as chief executive officer.  In June 2005, two new positions were created: chief operating officer and chief technology officer.  The former president of AXT’s China operations became president of joint venture operations. In September 2005, our new vice president of global sales and marketing joined the Company. This new structure enables us to maximize the expertise and skill sets of our team while placing enhanced emphasis on manufacturing, production and quality, and quality systems improvement.

We were incorporated in California in December 1986 and reincorporated in Delaware in May 1998. We changed our name from American Xtal Technology, Inc. to AXT, Inc. in July 2000. Our corporate office is located at 4281 Technology Drive, Fremont, California 94538, and our telephone number at this address is (510) 683-5900. Our web site is www.axt.com; however, the information on our web site does not constitute a part of this prospectus and is not incorporated herein. We make available, free of charge, on or through our web site, our annual, quarterly and current reports, and any amendments to those reports.

AXT is a registered trademark of AXT, Inc. This prospectus contains product names, trade names and trademarks of AXT and other organizations.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed here or incorporated by reference.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed under “Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2005, which are incorporated by reference, as well as the information contained or incorporated by reference in this prospectus and any prospectus supplement.  For any securities offered under this prospectus, we will include risk factors, if appropriate, in the applicable prospectus supplement relating to those securities.  Each of these risks could adversely affect our business, operating results and financial condition, which might result in the loss of all or part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise.  These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry. Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently. Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations. These risks and uncertainties include those referred to above in the caption “Risk Factors.”  The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or for any other reason. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the Securities and Exchange Commission.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes, including for research and development and general and administrative expenses. The amounts and timing of the expenditures may vary significantly. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products, technologies and joint ventures. Although we have no specific agreements, commitments or understandings with respect to any acquisition or investment, we evaluate acquisition and investment opportunities and engage in related discussions with other companies from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently intend to retain earnings for use in our business and do not anticipate paying any cash dividends in the foreseeable future. Any future declaration and payment of dividends will be subject to the discretion of our board of directors, will be subject to applicable law and will depend on our results of operations, earnings, financial condition, contractual limitations, cash requirements, future prospects and other factors deemed relevant by our board of directors.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock upon the completion of this offering. The net tangible book value attributable to our common stock as of March 31, 2006 was $51,983,000 or $2.26 per share.

Net tangible book value per share of common stock is determined by dividing the number of outstanding shares of common stock into the net tangible book value attributable to our common stock, which is our total tangible assets less our total liabilities and the book value of our preferred stock. Assuming that we sell the entire amount registered on this registration statement, at an assumed price of $3.87 per share, based upon our closing sales price on March 31, 2006, and after deducting the estimated offering expenses payable by us, the adjusted net tangible book value attributable to our common stock as of March 31, 2006 would have been approximately $75,425,000 or $2.56 per share. This represents an immediate increase in net tangible book value of $0.30 per share to the holders of our existing common stock and an immediate dilution of $1.31 per share to new investors purchasing shares of common stock at the assumed public offering price.

Assumed public offering price per share		$3.87
Net tangible book value per share as of March 31, 2006	$2.26
Increase in net tangible book value	0.30

Net tangible book value per share after giving effect to this offering		2.56

Dilution in net tangible book value per share to new investors		$1.31

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 70,000,000 shares of common stock, $0.001 par value per share, and 2,000,000 shares of preferred stock, $0.001 par value per share, of which 1,000,000 shares have been designated as Series A preferred stock.

Common Stock

The following is a summary description of our common stock.

Voting Rights

Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Except as otherwise provided by law, and subject to any voting rights provided to holders of preferred stock, holders of our common stock have exclusive voting rights on all matters requiring a vote of stockholders.  Stockholders are not entitled to vote cumulatively for the election of directors. Our outstanding preferred stock has no voting rights other than the voting rights required by law.

Dividends and Liquidation

Subject to any preferential rights of any outstanding preferred stock, holders of common stock have a right to receive dividends when and if declared by our board of directors out of funds legally available. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Preferred Stock

Blank Check Preferred Stock

Under our certificate of incorporation, the board of directors is authorized, without further action by the stockholders, to designate and issue up to 2,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions on these shares.

The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in our control.

Series A Preferred Stock

In connection with our acquisition of Lyte Optronics, Inc. in May 1999, we issued 883,000 shares of nonvoting Series A preferred stock with a $0.20 per share cumulative annual dividend, when and as declared by our board of directors, and $4.00 per share liquidation preference over our common stock.

Voting Rights. Except as otherwise required by law, shares of Series A preferred stock are not entitled to vote on any matter to be voted on by the stockholders.

Dividends and Liquidation. Dividends are payable on the Series A preferred stock in preference and priority to any payment of any dividend on common stock but only when and as declared by our board or directors. In the event of a liquitation, dissolution, or winding up of AXT, whether voluntary or involuntary, the holders of Series A preferred stock are entitled to receive out of our assets an amount per share of Series A preferred stock equal to $4.00 (as adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to those shares), plus any dividends that have accrued but not been paid, and no more, before any payment is made or any assets distributed to the holders of common stock. If our assets, after payment of all debts and other liabilities, are insufficient to pay to the holders of Series A preferred stock the full liquidation preference to which they are entitled, then all of our assets available for distributions would be distributed ratably among the holders of the Series A preferred stock. After payment in full of this liquidation preference plus accrued but unpaid dividends, the Series A preferred stock does not participate further in any distribution of assets.

Conversion Rights. The Series A preferred stock is not convertible into common stock.

Antitakeover Provisions

Delaware Law

AXT is subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” for a period of three years, unless:

•                  prior to the time that a stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to the time that a stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (b) the affiliates and associates of any such person.

Certificate of Incorporation and Bylaw Provisions

Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of AXT. These provisions could cause the price of our common stock to decrease. Some of these provisions allow us to issue up to 2,000,000 shares of preferred stock without any vote or further action by the stockholders, eliminate the right of stockholders to act by written consent without a meeting and eliminate cumulative voting in the election of directors.  In addition, these provisions include the right of our board to elect a director to fill a space created by a board vacancy or the expansion of the board, the ability of our board to alter our bylaws, and the requirement that only our board or the holders of at least 10% of our outstanding shares may call a special meeting of our stockholders.  These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of AXT.

Our certificate of incorporation provides that the board of directors will be divided into three classes of directors, with each class serving a staggered three-year term. The classification system of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of the board of directors, because the classification of the board of directors generally increases the difficulty of replacing a majority of the directors.

Stockholder Rights Plan

During fiscal 2001, we adopted a Stockholder Rights Plan (the “Rights Agreement”). Pursuant to the Rights Agreement, rights were distributed at the rate of one right for each share of common stock owned by our stockholders of record on May 30, 2001. The rights expire on April 24, 2011 unless extended or earlier redeemed or exchanged by us.

Under the Rights Agreement, each right entitles the registered holder to purchase one one-thousandth of a share of our Series A preferred stock at a price of $131.00 per share. The rights will become exercisable only if a person or group acquires beneficial ownership of 15% or more of our common stock or commences a tender offer or exchange offer upon consummation of which such person or group would beneficially own 15% or more of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

PLAN OF DISTRIBUTION

We may sell our common stock under this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell our common stock in one or more offerings:

        •  to or through one or more underwriters or dealers in a public offering and sale by them;

        •  directly to investors; or

        •  through agents.

We may sell our common stock from time to time:

        •  in one or more transactions at a fixed price or prices, which may be changed from time to time;

        •  at market prices prevailing at the times of sale;

        •  at prices related to those prevailing market prices; or

        •  at negotiated prices.

We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of our common stock. We will describe the method of distribution of our common stock and the terms of the offering in the prospectus supplement. If we do offer common stock through underwriters or agents, we will include in the applicable prospectus supplement:

        •  the names of those underwriters, dealers or agents;

        •  applicable fees, discounts and commissions to be paid to them;

        •  details regarding over-allotment options, if any; and

        •  the net proceeds to us.

If underwriters are used in the sale of our common stock, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our common stock an option to purchase additional common stock to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our common stock. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The maximum commission or discount to be received by any NASD member or independent broker-dealer participating in any offering of our common stock hereunder will not be greater than 8%.

Any common stock sold pursuant to a prospectus supplement will be included in the NASDAQ Global Market.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our common stock. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our common stock may engage in transactions with and perform other services for us for which they receive compensation.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by DLA Piper Rudnick Gray Cary US LLP, East Palo Alto, California.

EXPERTS

The consolidated financial statements of AXT, Inc. as of December 31, 2005 and 2004 and for each of the two years in the period ended December 31, 2005, incorporated in this prospectus by reference to AXT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of Burr, Pilger & Mayer LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2003, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus or a prospectus supplement to this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act until the offering is completed (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

1.	Our Annual Report on Form 10-K for the year ended December 31, 2005, filed March 30, 2006;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 12, 2006;

3.	Our Current Reports on Form 8-K filed on January 17, 2006 and February 15, 2006;

4.

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 24, 1998, including any amendment or report filed for the purpose of updating such description; and

5.	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on May 30, 2001.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost from Wilson W. Cheung, by writing or telephoning us at the following address: AXT, Inc., 4281 Technology Drive, Fremont, California 94538, Attention: Chief Financial Officer, telephone: (510) 683-5900. We have authorized no one to provide you with any information that differs from that contained in this prospectus or any applicable prospectus supplement. Accordingly, you should not rely on any information that is not contained in this prospectus or any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement.  You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549, as well as at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, IL 60661 and at 233 Broadway, New York, NY 10279.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms.  Our SEC filings are also available at the SEC’s web site at “http://www.sec.gov.”

* * *

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$2,675.00
NASD filing fee	3,000.00
Accounting fees and expenses	60,000.00
Legal fees and expenses	100,000.00
Printing and engraving expenses	2,500.00
Transfer agent and registrar fees and expenses	2,500.00
Miscellaneous expenses	12,325.00

Total	$183,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The registrant’s amended and restated certificate of incorporation, as amended, provides that the personal liability of the registrant’s directors shall be limited to the fullest extent permitted by applicable law.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act of 1933.  The registrant’s amended and restated certificate of incorporation, as amended, and its Bylaws permit indemnification of directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, the registrant has entered into Indemnification Agreements with each of its officers and directors. The registrant also maintains an officers and directors liability insurance policy.  These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The foregoing may reduce the likelihood of a derivative litigation against the registrant’s directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the registrant and its stockholders.

The underwriting agreement that the registrant may enter into, Exhibit 1.1 to this Registration Statement, will provide for indemnification by any underwriters of the registrant, its directors, its officers who sign the registration statement and its controlling persons for some liabilities, including liabilities arising under the Securities Act.

ITEM 16. EXHIBITS.

Exhibits:

Exhibit Number	Description

1.1	Form of Underwriting Agreement*
3.1	Restated Certificate of Incorporation. (1)
3.2	Certificate of Designation, Preferences and Rights of Series A Preferred Stock. (2)
3.3	Second Amended and Restated Bylaws. (3)
4.1**	Rights Agreement dated April 24, 2001 by and between AXT, Inc. and ComputerShare Trust Company, Inc. (4)
5.1**	Opinion of DLA Piper Rudnick Gray Cary US LLP
21.1	List of subsidiaries of the registrant.
23.1**	Consent of DLA Piper Rudnick Gray Cary US LLP (contained in Exhibit 5.1)
23.2	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm
23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24**	Power of Attorney

*	If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

(1)	Incorporated by reference to exhibit 3.1 filed with the SEC in our Annual Report on Form 10-K for the year ended December 31, 1998.

(2)	Incorporated by reference to exhibit 3.2 filed with the SEC with our Current Report on Form 8-K on June 14, 1999.

(3)	Incorporated by reference to exhibit 3.3 filed with the SEC with our Current Report on Form 8-K on May 30, 2001.

(4)	Incorporated by reference to exhibit 4.2 filed with the SEC in our Form 8-K on May 30, 2001.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

                (A)          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this form of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on July 28, 2006.

AXT, INC.

By:	/s/ PHILIP C. S. YIN
Philip C.S. Yin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name		Title	Date

	/s/ PHILIP C. S. YIN	Chief Executive Officer (Principal Executive	July 28, 2006
	Philip C.S. Yin	Officer) and Member of the Board of directors

By:	*	Chief Financial Officer and Corporate	July 28, 2006
	Wilson W. Cheung	Secretary (Principal Financial and Accounting Officer)

By:	*	Director and Chairman of the Board	July 28, 2006
Jesse Chen

By:	*	Director	July 28, 2006
Leonard LeBlanc

By:	*	Director	July 28, 2006
David C. Chang

By:	*	Chief Technology Officer and Director	July 28, 2006
Morris S. Young

*By:	/s/ PHILIP C. S. YIN
Philip C.S. Yin Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Underwriting Agreement*
3.1	Restated Certificate of Incorporation. (1)
3.2	Certificate of Designation, Preferences and Rights of Series A Preferred Stock. (2)
3.3	Second Amended and Restated Bylaws. (3)
4.1**	Rights Agreement dated April 24, 2001 by and between AXT, Inc. and ComputerShare Trust Company, Inc. (4)
5.1**	Opinion of DLA Piper Rudnick Gray Cary US LLP
21.1	List of subsidiaries of the registrant.
23.1**	Consent of DLA Piper Rudnick Gray Cary US LLP (contained in Exhibit 5.1)
23.2	Consent of Burr, Pilger & Mayer LLP, Independent Registered Public Accounting Firm
23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24**	Power of Attorney

*	If applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Previously filed.

(1)	Incorporated by reference to exhibit 3.1 filed with the SEC in our Annual Report on Form 10-K for the year ended December 31, 1998.

(2)	Incorporated by reference to exhibit 3.2 filed with the SEC with our Current Report on Form 8-K on June 14, 1999.

(3)	Incorporated by reference to exhibit 3.3 filed with the SEC with our Current Report on Form 8-K on May 30, 2001.

(4)	Incorporated by reference to exhibit 4.2 filed with the SEC in our Form 8-K on May 30, 2001.